EXHIBIT 32.2

WAH KING INVEST CORP.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Wah King Invest Corp. (the "Company") on Form 10-QSB for the period ended January 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nathan Lapkin, President, Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C.ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

By: /s/ Nathan Lapkin

Nathan Lapkin

President,

Chief Financial Officer, and

Director

March 23, 2006

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wah King Invest Corp., and will be retained by Wah King Invest Corp. and furnished to the Securities and Exchange Commission or its staff upon request.